EXHIBIT 99.1
Press Release

Clean Harbors Announces Fourth-Quarter and
Full-Year 2023 Financial Results

•Posts Q4 Revenue of $1.34 Billion, up 5%; Full-Year Revenues of $5.41 Billion
•Generates Q4 Net Income of $98.3 Million, or EPS of $1.81; Adjusted EPS of $1.82; Full-Year Net Income of $377.9 Million, or EPS of $6.95; Adjusted EPS of $6.99
•Achieves Q4 Adjusted EBITDA of $254.9 Million, up 14%; Generates Full-Year Adjusted EBITDA of $1.013 Billion
•Delivers Full-Year Net Cash from Operating Activities of $734.6 Million and Adjusted Free Cash Flow of $321.9 Million
•Provides Full-Year 2024 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – February 21, 2024 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2023.
“Our Environmental Services (ES) segment capped a year of record growth with an outstanding fourth quarter,” said Mike Battles, Co-Chief Executive Officer. “Demand for our ES services remained robust, as steady volumes, healthy project flow and continued customer interest in our service offerings drove favorable pricing. Our Safety-Kleen Sustainability Solutions (SKSS) segment fell short of our expectations in Q4, as market conditions for base oil deteriorated late in the year. From a safety perspective, we concluded 2023 with an excellent fourth-quarter Total Recordable Incident Rate (TRIR), enabling us to far exceed our annual goal and achieve the best safety year in our history.”
Fourth-Quarter Results
Revenues grew 5% to $1.34 billion compared with $1.28 billion in the same period of 2022. Income from operations increased by 16% to $147.3 million compared with $127.4 million in the fourth quarter of 2022.
Net income was $98.3 million, or $1.81 per diluted share compared with $82.5 million, or $1.52 per diluted share, for the same period in 2022. Adjusted net income in the fourth quarter of 2023 was $98.7 million, or $1.82 per diluted share, compared with $78.5 million, or $1.44 per diluted share in the prior year period. (See reconciliation tables below).
Adjusted EBITDA (see description below) grew 14% to $254.9 million compared with $224.2 million in the same period of 2022.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Q4 2023 Segment Review
“Our ES segment delivered a 16% increase in Adjusted EBITDA and a 190-basis point margin improvement year-over-year on 7% revenue growth,” said Eric Gerstenberg, Co-Chief Executive Officer. “All of our service businesses grew revenue from a year ago, led by Safety-Kleen Environmental Services revenue growth of 11%. Industrial Services revenue increased 8%, which includes contributions from our acquisition of Thompson Industrial. Technical Services grew 5% as our incineration utilization was 85%, up from a year ago. Average incineration price was 7% above the fourth quarter of 2022, as we continued to prioritize higher value waste streams and capitalized on the backlog of containerized waste in our network. Project volumes in our landfill business were strong in the quarter as tonnage increased 24% from the same period in 2022. In addition, the pipeline for our unique Total PFAS Solution continues to grow.”
“In our SKSS segment, the base oil and lubricant pricing environment grew more challenging after a promising start to the quarter,” said Battles. “The team continued to aggressively manage our waste oil collection costs in the face of pricing pressure while producing and selling considerable fourth-quarter volumes of products. To feed our re-refineries, we collected 53 million gallons of waste oil in the quarter – averaging a net charge-for-oil compared with a net pay-for-oil in the prior year period. We also increased blended sales volumes by more than 60% from a year ago as we focus on opportunities to sell fewer commoditized products.”
2023 Financial Results
Clean Harbors’ revenues increased 5% to $5.41 billion compared with $5.17 billion in 2022. Income from operations was $612.4 million compared with $634.7 million in 2022.
Net income was $377.9 million, or $6.95 per diluted share, compared with net income of $411.7 million, or $7.56 per diluted share for 2022. Adjusted for certain items in both periods, the Company reported adjusted net income for 2023 of $379.9 million, or $6.99 per diluted share, compared with adjusted net income of $389.5 million, or $7.15 per diluted share, for 2022. (See reconciliation table below).
Adjusted EBITDA (see description below) was $1.01 billion, compared with Adjusted EBITDA of $1.02 billion in 2022. The Company generated an 11% increase in adjusted free cash flow to $321.9 million in 2023, compared with $289.9 million in 2022. The increase is largely attributable to improvements in working capital management, which more than offset increased net capital expenditures of approximately $76 million in 2023, primarily associated with higher year-over-year spend for the construction of its Nebraska incinerator.
“2023 was an outstanding year for the Company, highlighted by a record financial performance in our ES segment, notable operational accomplishments and extraordinary safety results,” Gerstenberg said. “Adjusted EBITDA margin in the ES segment expanded by 160 basis points through the combination of 8% revenue growth and a 16% increase in Adjusted EBITDA. Beyond our financial strength, 2023 was a year of substantial achievement. We accelerated the construction of our Nebraska incinerator, acquired Thompson Industrial, expanded our billable headcount, significantly improved our ESG ratings and lowered voluntary turnover to below pre-pandemic levels. Most importantly, we achieved a TRIR of 0.63 – the best annual safety performance in our history. Our continuous commitment to safety keeps our workforce safe and enhances our ability to win business, protect the communities we serve, and attract and retain talented people.”
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Business Outlook and Financial Guidance
“We begin 2024 with considerable momentum in our ES segment as our facilities network and service lines remain in high demand,” Gerstenberg said. “We expect the favorable market conditions that drove our 2023 success, including U.S. manufacturing and regulatory trends, to continue to support our profitable growth plans in 2024. Our Kimball, Nebraska incinerator will be coming online later this year, adding much-needed capacity. Based on customer feedback, we have elected to add several enhancements to the facility including more direct burn bays, specialized lines and greater processing capabilities. We began the new year with a healthy backlog of waste streams in our disposal facilities and at customer sites. We see a strong pipeline of remediation and waste projects, which we expect will grow based on infrastructure spending, ongoing reshoring and as PFAS regulations to continue to be established. Within Industrial Services, we expect a record 2023 to carry over into 2024 and are continuing to invest in cross-selling and resource sharing using technology. Our Field Services business will greatly benefit from the expected addition of HEPACO, which we recently announced and expect to close in the first half of this year. Its experienced team, extensive capabilities and geographic footprint align well with our existing business.”
“For SKSS, our strategy will continue to center on areas we can control, including waste oil collection costs, transportation efficiencies and re-refinery production rates. We will continue to focus on the expansion of our value-added products such as blended lubricants. In addition, we will move forward with our promising Group III program that we expect to launch in the second quarter,” Battles concluded. “Overall, we are confident in our ability to deliver solid profitable growth in 2024 in both operating segments as we work toward realizing our Vision 2027 strategy.”
In the first quarter of 2024, Clean Harbors expects Adjusted EBITDA to grow 2-3% compared to the first quarter of 2023 with growth in the ES segment more than offsetting current market conditions in SKSS and slightly higher corporate costs. For full-year 2024, Clean Harbors expects:
•Adjusted EBITDA in the range of $1.05 billion to $1.11 billion or a midpoint of $1.08 billion, which represents 7% growth year-over-year. This guidance assumes no contribution from the previously announced acquisition of HEPACO. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $365 million to $415 million.
•Adjusted free cash flow in the range of $340 million to $400 million, or a midpoint of $370 million, which includes approximately $65 million of spending related to the Kimball incinerator and $20 million for the strategic expansion of a mid-Atlantic location. This range is based on anticipated net cash from operating activities in the range of $730 million to $820 million.
Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and twelve months ended December 31, 2023 and 2022 (in thousands, except percentages):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$98,349	$82,474	$377,856	$411,744
Accretion of environmental liabilities	3,386	3,344	13,667	12,943
Stock-based compensation	5,894	6,469	20,703	26,844
Depreciation and amortization	98,336	87,034	365,761	347,594
Other income, net	(3,148)	(399)	(2,315)	(2,472)
Loss on early extinguishment of debt	518	422	2,880	422
Gain on sale of business	—	—	—	(8,864)
Interest expense, net of interest income	28,195	28,309	108,595	107,663
Provision for income taxes	23,379	16,591	125,423	126,254
Adjusted EBITDA	$254,909	$224,244	$1,012,570	$1,022,128
Adjusted EBITDA Margin	19.0%	17.5%	18.7%	19.8%
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt, gain on sale of business and the impacts of tax-related valuation allowances and other items as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following table shows the difference between net income and adjusted net income, and the difference between earnings per share and adjusted earnings per share, for the three and twelve months ended December 31, 2023 and 2022 (in thousands, except per share amounts):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Adjusted net income
Net income	$98,349	$82,474	$377,856	$411,744
Loss on early extinguishment of debt	518	422	2,880	422
Gain on sale of business	—	—	—	(8,864)
Tax-related valuation allowances and other*	(133)	(4,354)	(786)	(13,848)
Adjusted net income	$98,734	$78,542	$379,950	$389,454

Adjusted earnings per share
Earnings per share	$1.81	$1.52	$6.95	$7.56
Loss on early extinguishment of debt	0.01	0.01	0.05	0.01
Gain on sale of business	—	—	—	(0.16)
Tax-related valuation allowances and other*	—	(0.09)	(0.01)	(0.26)
Adjusted earnings per share	$1.82	$1.44	$6.99	$7.15

* For the three and twelve months ended December 31, 2023, other amounts include ($0.1) million and ($0.8) million or ($0.01) per share, respectively, of tax impacts from the loss on early extinguishment of debt. For the three and twelve months ended December 31, 2022, other amounts include ($0.1) million and $1.5 million, or $0.03 per share, of tax impacts from the loss on early extinguishment of debt and gain on sale of business, respectively.

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and twelve months ended December 31, 2023 and 2022 (in thousands):

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Adjusted free cash flow
Net cash from operating activities	$278,860	$268,672	$734,552	$626,214
Additions to property, plant and equipment	(110,394)	(100,509)	(422,300)	(345,056)
Proceeds from sale and disposal of fixed assets	4,521	3,661	9,650	8,779
Adjusted free cash flow	$172,987	$171,824	$321,902	$289,937

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2024
Projected GAAP net income	$365	to	$415
Adjustments:
Accretion of environmental liabilities	15	to	14
Stock-based compensation	27	to	30
Depreciation and amortization	390	to	380
Interest expense, net	120	to	115
Provision for income taxes	133	to	156
Projected Adjusted EBITDA	$1,050	to	$1,110

Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2024
Projected net cash from operating activities	$730	to	$820
Additions to property, plant and equipment	(400)	to	(430)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$340	to	$400

Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, the impact of the HEPACO acquisition and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues	$1,338,169	$1,278,098	$5,409,152	$5,166,605
Cost of revenues: (exclusive of items shown separately below)	923,147	891,424	3,746,124	3,543,930
Selling, general and administrative expenses	166,007	168,899	671,161	627,391
Accretion of environmental liabilities	3,386	3,344	13,667	12,943
Depreciation and amortization	98,336	87,034	365,761	347,594
Income from operations	147,293	127,397	612,439	634,747
Other income, net	3,148	399	2,315	2,472
Loss on early extinguishment of debt	(518)	(422)	(2,880)	(422)
Gain on sale of business	—	—	—	8,864
Interest expense, net	(28,195)	(28,309)	(108,595)	(107,663)
Income before provision for income taxes	121,728	99,065	503,279	537,998
Provision for income taxes	23,379	16,591	125,423	126,254
Net income	$98,349	$82,474	$377,856	$411,744
Earnings per share:
Basic	$1.82	$1.53	$6.99	$7.59
Diluted	$1.81	$1.52	$6.95	$7.56
Shares used to compute earnings per share - Basic	53,995	54,059	54,071	54,223
Shares used to compute earnings per share - Diluted	54,259	54,378	54,382	54,487

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$444,698	$492,603
Short-term marketable securities	106,101	62,033
Accounts receivable, net	983,111	964,603
Unbilled accounts receivable	107,859	107,010
Inventories and supplies	327,511	324,994
Prepaid expenses and other current assets	82,939	82,518
Total current assets	2,052,219	2,033,761
Property, plant and equipment, net	2,193,318	1,980,302
Other assets:
Operating lease right-of-use assets	187,060	166,181
Goodwill	1,287,736	1,246,878
Permits and other intangibles, net	602,797	620,782
Other long-term assets	59,739	81,803
Total other assets	2,137,332	2,115,644
Total assets	$6,382,869	$6,129,707

Current liabilities:
Current portion of long-term debt	$10,000	$10,000
Accounts payable	451,806	446,629
Deferred revenue	95,230	94,094
Accrued expenses and other current liabilities	397,157	396,716
Current portion of closure, post-closure and remedial liabilities	26,914	23,123
Current portion of operating lease liabilities	56,430	49,532
Total current liabilities	1,037,537	1,020,094
Other liabilities:
Closure and post-closure liabilities, less current portion	105,044	105,596
Remedial liabilities, less current portion	97,885	106,372
Long-term debt, less current portion	2,291,717	2,414,828
Operating lease liabilities, less current portion	131,743	119,259
Deferred tax liabilities	353,107	350,389
Other long-term liabilities	118,330	90,847
Total other liabilities	3,097,826	3,187,291
Total stockholders’ equity, net	2,247,506	1,922,322
Total liabilities and stockholders’ equity	$6,382,869	$6,129,707
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$377,856	$411,744
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	365,761	347,594
Allowance for doubtful accounts	5,956	7,783
Amortization of deferred financing costs and debt discount	5,309	6,301
Accretion of environmental liabilities	13,667	12,943
Changes in environmental liability estimates	4,828	8,272
Deferred income taxes	12,685	17,549
Other income, net	(2,315)	(2,472)
Stock-based compensation	20,703	26,844
Loss on early extinguishment of debt	2,880	422
Gain on sale of business	—	(8,864)
Environmental expenditures	(28,960)	(13,946)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	2,453	(201,087)
Inventories and supplies	(4,312)	(74,547)
Other current and non-current assets	(22,645)	(17,303)
Accounts payable	(27,425)	74,460
Other current and long-term liabilities	8,111	30,521
Net cash from operating activities	734,552	626,214
Cash flows used in investing activities:
Additions to property, plant and equipment	(422,300)	(345,056)
Proceeds from sale and disposal of fixed assets	9,650	8,779
Acquisitions, net of cash acquired	(119,596)	(86,278)
Proceeds from sale of business, net of transaction costs	750	16,811
Additions to intangible assets including costs to obtain or renew permits	(2,649)	(1,966)
Purchases of available-for-sale securities	(158,264)	(49,845)
Proceeds from sale of available-for-sale securities	117,359	68,611
Net cash used in investing activities	(575,050)	(388,944)
Cash flows used in financing activities:
Change in uncashed checks	2,759	552
Tax payments related to withholdings on vested restricted stock	(13,838)	(8,801)
Repurchases of common stock	(51,164)	(50,183)
Deferred financing costs paid	(6,736)	(410)
Payments on finance leases	(15,937)	(12,821)
Principal payments on debt	(623,975)	(115,652)
Proceeds from issuance of debt	500,000	—
Borrowing from revolving credit facility	114,000	—
Payment on revolving credit facility	(114,000)	—
Net cash used in financing activities	(208,891)	(187,315)
Effect of exchange rate change on cash	1,484	(9,927)
(Decrease) increase in cash and cash equivalents	(47,905)	40,028
Cash and cash equivalents, beginning of year	492,603	452,575
Cash and cash equivalents, end of year	$444,698	$492,603
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$114,560	$105,643
Income taxes paid, net of refunds	132,314	78,526
Non-cash investing activities:
Property, plant and equipment accrued	52,376	30,950
Remedial liability assumed in acquisition of property, plant and equipment	—	8,092

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	December 31, 2023			December 31, 2022
	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,112,166	$10,136	$1,122,302	$1,039,637	$7,397	$1,047,034
Safety-Kleen Sustainability Solutions	225,891	(10,136)	215,755	238,388	(7,397)	230,991
Corporate Items	112	—	112	73	—	73
Total	$1,338,169	$—	$1,338,169	$1,278,098	$—	$1,278,098

	For the Twelve Months Ended
Revenue	December 31, 2023			December 31, 2022
	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$4,469,909	$41,533	$4,511,442	$4,144,973	$26,733	$4,171,706
Safety-Kleen Sustainability Solutions	938,796	(41,533)	897,263	1,021,125	(26,733)	994,392
Corporate Items	447	—	447	507	—	507
Total	$5,409,152	$—	$5,409,152	$5,166,605	$—	$5,166,605

	For the Three Months Ended		For the Twelve Months Ended
Adjusted EBITDA	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Environmental Services	$278,659	$239,423	$1,101,608	$953,053
Safety-Kleen Sustainability Solutions	46,849	54,284	172,873	306,327
Corporate Items	(70,599)	(69,463)	(261,911)	(237,252)
Total	$254,909	$224,244	$1,012,570	$1,022,128

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com